SUPPLEMENT TO THE STATEMENT OF ADDITIONAL INFORMATION
SUPPLEMENT DATED SEPTEMBER 21, 2005
TO THE STATEMENT OF ADDITIONAL INFORMATION OF THE FUNDS INDICATED BELOW

The following information supplements certain disclosure in each of the Statements of Additional Information for the Funds listed below.
Recent Developments
The Funds have received information from Citigroup Asset Management ("CAM") concerning Smith Barney Fund Management LLC ("SBFM") and Salomon Brothers
Asset Management Inc ("SBAM"), investment advisory companies that are a part of CAM. The Funds receive investment advisory and administrative services from SBAM or SBFM, as the case may be. The information received from CAM is as follows:
On September 16, 2005, the staff of the Securities and Exchange Commission
(the "Commission") informed SBFM and SBAM that the staff is considering recommending that the Commission institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the Commission and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.
SBFM and SBAM are cooperating with the Commission. Although there can be no assurance, SBFM and SBAM believe that these matters are not likely to have a material adverse effect on the Funds or their ability to perform their respective investment advisory services relating to the Funds.
The Commission staff's recent notification will not affect the sale by Citigroup Inc. of substantially all of CAM's worldwide business to Legg Mason, Inc., which Citigroup continues to expect will occur in the fourth quarter of this year.

CitiFunds Trust ISmith Barney Emerging Markets Equity Fund, January 4, 2005 SB Adjustable Rate Income Fund, September 28, 2004
Smith Barney Aggressive Growth Fund Inc., December 29, 2004
Smith Barney Allocation Series Inc., May 31, 2005
Balanced Portfolio
Conservative Portfolio
Growth Portfolio
High Growth Portfolio
Income Portfolio
Select Balanced Portfolio, April 29, 2005
Select Growth Portfolio, April 29, 2005
Select High Growth Portfolio, April 29, 2005
Smith Barney Appreciation Fund Inc., April 30, 2005
Smith Barney Arizona Municipals Fund Inc., September 28, 2004
Smith Barney California Municipals Fund Inc., June 28, 2005
Smith Barney Core Plus Bond Fund Inc., March 18, 2005
Smith Barney Equity Funds, May 31, 2005
Smith Barney Social Awareness Fund
Smith Barney Fundamental Value Fund Inc., January 28, 2005
Smith Barney Funds, Inc.
Smith Barney Large Cap Value Fund, April 29, 2005
Smith Barney Short-Term Investment Grade Bond Fund, April 29, 2005
Smith Barney U.S. Government Securities Fund, April 29, 2005
Smith Barney Income Funds
Smith Barney Dividend and Income Fund, November 26, 2004
SB Convertible Fund, November 26, 2004
Smith Barney Diversified Strategic Income Fund, November 26, 2004
Smith Barney Exchange Reserve Fund, November 26, 2004
Smith Barney High Income Fund

November 26, 2004
Smith Barney Municipal High Income Fund, November 26, 2004
SB Capital and Income Fund, April 29, 2005
Smith Barney Total Return Bond Fund, November 26, 2004
Smith Barney Institutional Cash Management Fund Inc., September 28, 2004
Cash Portfolio
Government Portfolio
Municipal Portfolio
Smith Barney Investment Funds Inc.
Smith Barney Government Securities Fund, April 29, 2005
Smith Barney Hansberger Global Value Fund, August 29, 2005
Smith Barney Investment Grade Bond Fund, April 29, 2005
Smith Barney Multiple Discipline Funds All Cap Growth and Value Fund,
August 29, 2005
Smith Barney Multiple Discipline Funds Balanced All Cap Growth and Value Fund, August 29, 2005
Smith Barney Multiple Discipline Funds Global All Cap Growth and Value Fund August 29, 2005
Smith Barney Multiple Discipline Funds Large Cap Growth and Value Fund
August 29, 2005
Smith Barney Multiple Discipline Funds All Cap and International Fund
August 29, 2005
Smith Barney Real Return Strategy Fund, November 8, 2004
Smith Barney Small Cap Value Fund, January 28, 2005
Smith Barney Small Cap Growth Fund, January 28, 2005
Smith Barney Investment Series
SB Growth and Income Fund, February 25, 2005
Smith Barney International Fund, February 25, 2005
Smith Barney Dividend Strategy Fund, February 25, 2005
Smith Barney Premier Selections All Cap Growth Portfolio,February 25, 2005 Smith Barney Growth and Income Portfolio, February 25, 2005
SB Government Portfolio, February 25, 2005
Smith Barney Dividend Strategy Portfolio, February 25, 2005
Smith Barney Investment Trust
Smith Barney Intermediate Maturity California Municipals Fund, March 28, 2005 Smith Barney Intermediate Maturity New York Municipals Fund, March 28, 2005 Smith Barney Large Capitalization Growth Fund, March 28, 2005
Smith Barney Mid Cap Core Fund, March 28, 2005
Smith Barney Classic Values, Fund, March 28, 2005
Smith Barney S&P 500 Index Fund, April 30, 2005
Smith Barney Managed Municipals Fund Inc., June 28, 2005
Smith Barney Massachusetts Municipals Fund, March 29, 2005
Smith Barney Money Funds, Inc., April 29, 2005
Cash Portfolio
Government Portfolio
Smith Barney Muni Funds
California Money Market Portfolio, July 29, 2005
Florida Portfolio, July 29,2005
Georgia Portfolio, July 29, 2005
Limited Term Portfolio, July 29, 2005
Massachusetts Money Market Portfolio, July 29, 2005
National Portfolio, July 29, 2005
New York Money Market Portfolio, July 29, 2005
New York Portfolio, July 29, 2005
Pennsylvania Portfolio,July 29, 2005
Smith Barney Municipal Money Market Fund Inc., July 29, 2005
Smith Barney New Jersey Municipals Fund Inc., July 29, 2005
Smith Barney Oregon Municipals Fund, August 28, 2005
Smith Barney Sector Series Inc., February 25, 2005
Smith Barney Financial Services Fund
Smith Barney Health Sciences Fund
Smith Barney Technology Fund
Smith Barney Small Cap Core Fund, Inc., April 29, 2005
Smith Barney Trust II
Smith Barney Diversified Large Cap Growth Fund, February 25, 2005
Smith Barney International Large Cap Fund, April 29, 2005
Smith Barney Small Cap Growth Opportunities Fund, February 25, 2005
Smith Barney Capital Preservation Fund, February 25, 2005
Smith Barney Capital Preservation Fund II, February 25, 2005
Smith Barney Short Duration Municipal Income Fund, February 25, 2005
Smith Barney World Funds, Inc.
Smith Barney Inflation Management Fund, February 25, 2005
International All Cap Growth Portfolio, February 25, 2005
Greenwich Street Series Fund
Appreciation Portfolio, April 30, 2005 as revised September 19, 2005
Capital and Income Portfolio, April 30, 2005 as revised September 19, 2005 Diversified Strategic Income Portfolio, April 30, 2005 as revised
September 19, 2005
Salomon Brothers Variable Growth & Income Fund, April 30, 2005
as revised September 19, 2005
Equity Index Portfolio

April 30, 2005 as revised September 19, 2005
Salomon Brothers Variable Aggressive Growth Fund, April 30, 2005 as revised September 19, 2005
Fundamental Value Portfolio, April 30, 2005 as revised
September 19, 2005
Travelers Series Fund Inc.
SB Adjustable Rate Income Portfolio, February 28, 2005
Smith Barney Aggressive Growth Portfolio, February 28,2005
Smith Barney High Income Portfolio, February 28, 2005
Smith Barney International All Cap Growth Portfolio, February 28, 2005 Smith Barney Large Capitalization Growth Portfolio, February 28, 2005 Smith Barney Mid Cap Core Portfolio

February 28, 2005
Smith Barney Money Market Portfolio

February 28, 2005
Social Awareness Stock Portfolio, June 2, 2005
Smith Barney Large Cap Value Portfolio, February 28, 2005
Smith Barney Multiple Discipline Trust
Multiple Discipline Portfolio All Cap Growth and Value, April 29, 2005 Multiple Discipline Portfolio Large Cap Growth and Value, April 29, 2005 Multiple Discipline Portfolio Global All Cap Growth and Value, April 29, 2005 Multiple Discipline Portfolio Balanced All Cap Growth And Value,
April 29, 2005
Consulting Group Capital Markets Funds
Government Money Investments, December 29, 2004
Municipal Bond Investments, December 29, 2004
Large Capitalization Value Equity Investments, December 29, 2004
Large Capitalization Growth Investments, December 29, 2004
Small Capitalization Value Equity Investments, December 29, 2004
Small Capitalization Growth Investments, December 29, 2004
International Equity Investments, December 29, 2004
International Fixed Income Investments, December 29, 2004
Emerging Markets Equity Investments, December 29, 2004
High Yield Investments, December 29, 2004
Core Fixed Income Investments, December 29, 2004
Variable Annuity Portfolios
Smith Barney Small Cap Growth Opportunities Portfolio, April 29, 2005
FD